SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.

                                    FORM 8-A

           FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT
                         TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                 FIRST TRUST EXCHANGE-TRADED ALPHADEX (R) FUND
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


              MASSACHUSETTS                             45-1501368
----------------------------------------  --------------------------------------
(State of Incorporation or Organization)   (I.R.S. Employer Identification No.)


   120 East Liberty Drive, Suite 400,
           Wheaton, Illinois                               60187
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(Address of Principal Executive Offices)                (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act:

      TITLE OF EACH CLASS TO BE SO         NAME OF EACH EXCHANGE ON WHICH EACH
               REGISTERED                       CLASS IS TO BE REGISTERED

  Common Shares of Beneficial Interest,                 NYSE Arca
         $.01 par value per share,
                   of
 First Trust Mega Cap AlphaDEX(R) Fund


If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c), check the following box.--
[X]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A. (d), check the following box.--
[ ]

Securities Act registration statement file number to which this form relates:
333-140895.


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Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
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                      TITLE OF EACH CLASS TO BE REGISTERED


                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

      The securities to be registered hereunder are common shares of beneficial interest, $.01 par value per share (the "Shares"), of the First Trust Mega Cap AlphaDEX(R) Fund (the "Fund"), a series of the First Trust Exchange-Traded AlphaDEX(R) Fund (the "Registrant"). An application for listing of the Shares of the Fund has been filed with and approved by NYSE Arca. A description of the Shares is contained in the Preliminary Prospectus, which is a part of the Registration Statement on Form N-1A (Registration Nos. 333-140895 and 811-22019), filed with the Securities and Exchange Commission on March 25, 2011. Such description is incorporated by reference herein.

ITEM 2. EXHIBITS

      Pursuant to the "Instruction as to Exhibits" of Form 8-A, no exhibits are filed herewith or incorporated by reference.

                                   SIGNATURE

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                   FIRST TRUST EXCHANGE-TRADED ALPHADEX(R)  FUND



                                   By:  /s/ W. Scott Jardine
                                      ----------------------------
                                      W. Scott Jardine, Secretary

May 2, 2011